UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/A INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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PARADIGM HOLDINGS, INC.

(Name of Registrant As Specified In Its Charter)

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This Amendment No. 1 (this “Amendment”) amends and supplements the definitive Information Statement originally filed under cover of Schedule 14C with the Securities and Exchange Commission on August 12, 2011 (the “Information Statement”).  Except as otherwise set forth below, the information included in the original Information Statement remains unchanged and is incorporated by reference herein as relevant to the items in this Amendment. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Information Statement.

On August 31, 2011, the Board of Directors of the Company approved the correction of a typographical error in Section 3.4(e) of the Merger Agreement relating to the consideration to be paid to holders of Other Company Warrants, and the Company, Parent and Merger Sub agreed to correct such error to reflect the parties' original intent.  On the same date, Company stockholders representing 104,829,858 votes, or approximately 92.43% of the votes entitled to be cast with respect to the approval of the Merger Agreement, delivered written consents approving the amendment to the Merger Agreement to correct such error.  The parties to the Merger Agreement discovered the error after filing the original Information Statement.

Section 3.4(e) of the Merger Agreement provides that the Company will take the necessary actions to cause each outstanding warrant (excluding Company SARs, Class A Warrants and Class B Warrants) (the “Other Company Warrants”) which is issued and outstanding at the effective time of the Merger to be deemed exercised effective as of the effective time of the Merger, for cash, with such cash deemed paid via the Common Merger Consideration payable to such holders.  However, Other Company Warrants that have an exercise price more than the Common Merger Consideration (that is, that are out of the money) are to be cancelled and terminated at the effective time of the Merger.  In providing for the cancelation of Other Company Warrants that are out of the money (and hence would have no value following the Merger), Section 3.4(e) of the Merger Agreement erroneously referred to Other Company Warrants that have an exercise price less than the Common Merger Consideration.  Such error has now been corrected.

By this Amendment, the disclosures under the headings “Other Company Warrants” on page 3 and page 40 of the Information Statement, and the language of Section 3.4(e) in the Agreement and Plan of Merger attached as Annex A to the Information Statement, are each corrected to reflect that Other Company Warrants that have an exercise price more than the Common Merger Consideration are to be cancelled and terminated at the effective time of the Merger.